UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) March 8, 2010

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, Kim C. Goodman, a member of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”), informed the Company that, in light of her promotion and the associated responsibilities at American Express Company (“American Express”), she will not stand for re-election at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on May 5, 2010. Effective as of March 15, 2010, Ms. Goodman will be serving as President, Merchant Services Americas at American Express. She will continue to serve as a Board and Audit Committee member of the Company until the date of the Annual Meeting. On March 11, 2010, the Board nominated the other nine persons that are currently serving as Board members of the Company to stand for election by stockholders for a new term at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: March 12, 2010	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary